BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0270472009-4
Barbara K. Cegavske	Filing Number 20200693945
Secretary of State	Filed On 05/29/2020 17:33:52 PM
State Of Nevada	Number of Pages 1

Certificate of Dissolution/Withdrawal
Profit Corporation

NRS 78,78A, 78B, 80 and 89

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: 808 RENEWABLE ENERGY CORPORATION

Entity or Nevada Business Identification Number (NVID): NV20091064462

2. Effective Date and Time: (Optional)

Date: 05/29/2020 Time: 05:30 PM

(must not be later than 90 days after the certificate is filed)

3. Type of Dissolution/ Withdrawal Filing Being Completed:

(select only one box)

☑ NRS 78.575: Dissolution Before Payment of Capital and Beginning of Business
Business has not begun, and no part of the capital has been paid.
The undersigned comprise a majority of the incorporators or of the board of directors.

☐ NRS 78.580: Dissolution Before or After Issuance of Stock and After Beginning of Business
The resolution to dissolve said corporation has been approved by the directors or both the directors and stockholders as provided in NRS 78.580(1) and (2). The names and addresses of the president, secretary, treasurer or Equivalent and all directors* are:

President or Equivalent	Address
Secretary or Equivalent	Address
Treasurer or Equivalent	Address
Director	Address

☐ NRS 80.200: Withdrawal of Foreign Profit Corporation Qualified to do Business in Nevada
State or country of incorporation: (required)
Modified name (if foreign qualification filed pursuant to 80.025)

The corporation hereby notifies the Secretary of State of Nevada of its intention to surrender its right to transact business and withdraw from the State of Nevada. By authority of a resolution of the board of directors of said corporation, this notice of withdrawal is executed by the proper officers thereof.

4.Signature*: (Required)

X **Brogg Sterrett** — Signature of Officer, Incorporator or Director

Managing Member — Title

FILING FEE: $100.00